Exhibit 3.3

AMENDED AND RESTATED BYLAWS
OF
ALPHA NATURAL RESOURCES, INC.
(Effective August 20, 2014)
ARTICLE I
OFFICES
SECTION 1.01. REGISTERED OFFICE. The Corporation shall maintain its registered office in the State of Delaware at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 2.01. ANNUAL MEETINGS.
(a)    Annual meetings of stockholders may be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication, as described in Section 2.10 of these Bylaws, in accordance with § 211(a)(2) of the Delaware General Corporation Law.
(b)    At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.  Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders shall be properly brought before an annual meeting of stockholders only if (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in this Section 2.01 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.  Clause (2) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.
(c)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (2) of paragraph (b) of this Section 2.01, such business must be a proper matter for stockholder action and the stockholder must have given timely notice thereof (including, in the case of nominations for director, the completed and signed questionnaire, representation and agreement required by Section 2.01(e) and timely updates and supplements thereof) in writing to the Secretary of the Corporation at the principal executive offices of the Corporation, even if such matter is already the subject of any notice to the stockholders or public disclosure from the Board of Directors, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the previous year’s meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the date that is one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the date that is the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice. Notwithstanding anything in this Section 2.01(c) to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
In addition, to be timely, a stockholder’s notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for the meeting and (y) as of the date that is ten (10) business days prior to the meeting or any adjourned or postponed meeting.  Such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation (x) not later that five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and (y) not later than eight (8) business days prior to the date of the meeting or any adjourned or postponed meeting.
(d)    To be in proper form for purposes of this Section 2.01, a stockholder’s notice to the Secretary of the Corporation shall set forth:
1)    as to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B)(i) the class or series and number of shares of the Corporation which are, directly or indirectly, beneficially owned (as defined below) or owned of record by such Proposing Person and whether such person has sole beneficial ownership of such shares (and if not solely beneficially owned, a description of such person’s beneficial ownership in such shares), (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to, or with a value derived in whole or in part from the value (or change in value) of, any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether any Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such Proposing Person, (iii) any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has a right to vote any class or series of shares of any security of the Company, (iv) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, or reduce the economic risk of ownership of any class or series of the shares of the Corporation by, or manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (v) any rights to dividends on the shares of the Corporation beneficially owned by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the

Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (vii) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such Proposing Person’s immediate family sharing the same household, (viii) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such Proposing Person, and (ix) any direct or indirect interest of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (C) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to propose such business or nomination, and (E) a representation whether the Proposing Person intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination;
2)    as to each person whom a stockholder proposes (including on behalf of any Proposing Person) to nominate for election or re-election as a director (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of such nominee as a director in a contested election (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission if the Proposing Person, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant and (C) a completed and signed questionnaire, representation and agreement required by Section 2.01(e) of these Bylaws.  The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; and
3)    as to any other business (other than a nomination of directors) that stockholder proposes (including on behalf of a Proposing Person) to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolution proposed to be adopted at the meeting and, in the case of any proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting, any material interest in such business of such Proposing Person (whether by holdings of securities, by virtue of being a creditor or contractual counterparty of the Company or of a third party, or otherwise) and a description of all agreements, arrangements and understandings between such Proposing Person, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Proposing Person.
(e)    In order to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.01(c) of these Bylaws) to the Secretary at the principal executive offices of the Corporation, a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (1) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in such questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected and serving as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in such questionnaire, (3) if elected following the nomination of such person by a stockholder pursuant to Section 2.01(d)(2) of these Bylaws, intends to tender, promptly following the annual meeting at which he or she is elected, any advance resignation notice(s) requested by the Board of Directors in connection with the next election, such advance resignation to be contingent upon the nominee’s failure to receive a majority of the votes cast by stockholders in an uncontested election and acceptance of such resignation by the Board of Directors and (4) in such person’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with, applicable law and all conflict of interest, confidentiality and other policies and guidelines of the Corporation (including the Corporation’s Corporate Governance Practices and Policies) applicable to directors generally and publicly available (whether on the Corporation’s website or otherwise) as of the date of such representation and agreement.
1)    Only such persons who are nominated in accordance with the procedures set forth in this Section 2.01 of these Bylaws, shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.01.   Notwithstanding the foregoing, the notice requirements applicable to a stockholder proposal to conduct business at a meeting of stockholders shall be deemed to be satisfied by a stockholder, if such stockholder has submitted to the Corporation a proposal in compliance with Rule 14a-8 promulgated under the Exchange Act, and it has been included in the Corporation’s proxy statement for the solicitation of proxies for the applicable meeting of stockholders.  Except as otherwise provided by law or the Certificate of Incorporation, the chairman of any meeting of stockholders shall have the power and duty to determine all matters relating to the conduct of the meeting, including whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if the chairman of the meeting should so determine and declare that any proposed nomination or business has not been properly brought before a meeting of stockholders, then such defective proposal or nomination shall be disregarded and such business shall not be transacted.
2)    Whenever used in these Bylaws, “public announcement” shall mean disclosure (A) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
3)    Without limiting the applicability of the foregoing provisions of this Section 2.01, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act.  Except for the immediately preceding sentence, nothing in these Bylaws shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (B) of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.  Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder, the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.
4)    For purposes of this Section 2.01, (A) a person shall be deemed a “beneficial owner” of, and shall be deemed to “beneficially own” (i) any securities or interest that such Person or any of such Person’s affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act), directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise and (ii)  any securities or interest that such Person or any of such Person’s affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act) is a “beneficial owner” within the meaning of Rule 13d-3 promulgated under the Exchange Act; and (B) the term “Proposing Person” shall mean (i) the stockholder providing the notice of nomination or business proposed to be brought before an annual meeting, (ii) if the stockholder providing the notice of nomination or business proposed to be brought before an annual meeting is not the sole beneficial owner of all of the shares of the Corporation’s Common Stock or Preferred Stock listed in such notice, the other beneficial owner or beneficial owners of any of the shares of the Corporation’s Common Stock or Preferred Stock listed in such notice, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner and (iv) any other person with whom or with which such stockholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert.
SECTION 2.02. SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise prescribed by statute, may be called at any time by resolution of the Board of Directors or a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these Bylaws, include the power to call such meetings, and no special meeting of stockholders shall be called by any other person or persons. Notice of each special meeting by the Corporation shall be given in accordance with Section 2.03 of these Bylaws. Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the Corporation’s notice. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in these Bylaws and who is entitled to vote at the meeting and upon such election.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.01(c), (d),  and (e) of these Bylaws with respect to any nomination (as if such requirements referred to such special meeting), including the completed and signed questionnaire, representation and agreements required by Section 2.01(e) of these Bylaws, shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the date that is one hundred twenty (120) days prior to such special meeting and not later than the close of business on the date that is the later of ninety (90) days prior to such special meeting or the date that is ten (10) days following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.  This Section 2.02 shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).
SECTION 2.03. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice or electronic transmission, in the manner provided in § 232 of the Delaware General Corporation Law, of notice of the meeting, which shall state the place, if any, date and time of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically to each stockholder of record entitled to vote thereat. Except as otherwise required by law, such notice shall be given not less than 10 days nor more than 60 days before the date of any such meeting.
SECTION 2.04. QUORUM. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. When a quorum is once present to organize a meeting, the quorum is not broken by the subsequent withdrawal of any stockholders.
SECTION 2.05. VOTING. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Upon the request of not less than 10% in interest of the stockholders entitled to vote at a meeting, voting shall be by written ballot. If a written ballot is so requested by the stockholders, the requirement of a written ballot may be satisfied by a written ballot submitted at the stockholders’ meeting or by a ballot submitted by electronic transmission, provided that the Board of Directors approve the use of such electronic transmission and provided further that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the appropriate stockholder or proxyholder.
A nominee for Director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (a) the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors that was timely made in accordance with the applicable nomination periods provided in these Bylaws, and (b) such nomination or notice has not been withdrawn on or before the 10th day before the Corporation first mails its initial proxy statement in connection with such election of directors. If Directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
Except as otherwise required by law, the Certificate of Incorporation or any other provision of these Bylaws, in all other matters the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.
SECTION 2.06. CHAIRMAN OF MEETINGS. The Chairman of the Board of Directors, if one is elected, or, in his absence or disability, the Lead Director, if any, or the Chief Executive Officer of the Corporation, or, in his absence or disability, the President of the Corporation, shall preside at all meetings of the stockholders.
SECTION 2.07. SECRETARY OF MEETING. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors or the Chief Executive Officer shall appoint a person to act as Secretary at such meetings.
SECTION 2.08. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken by the holders of the Common Stock must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.
SECTION 2.09. ADJOURNMENT. At any meeting of stockholders of the Corporation, if less than a quorum be present, the chairman of the meeting or the holders of a majority in voting power of the outstanding shares entitled to be voted thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting which shall be given to each stockholder of record entitled to vote at the adjourned meeting.

SECTION 2.10. PARTICIPATION BY MEANS OF REMOTE COMMUNICATION. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:
(a)    participate in a meeting of stockholders; and
(b)    be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that
(i)    (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;
(ii)    (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and
(iii)    (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
ARTICLE III
BOARD OF DIRECTORS
SECTION 3.01. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation or these Bylaws.
SECTION 3.02. NUMBER AND TERM. The number of directors shall be fixed by resolution of the Board of Directors and shall initially be ten (10). The Board of Directors shall be elected by the stockholders at their annual meeting, and each director shall be elected to serve for the term of one year and until his successor shall be elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.
SECTION 3.03. RESIGNATIONS. Any director may resign at any time upon notice given in writing or by electronic transmission. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chief Executive Officer or Secretary unless it is specified therein to be effective at some later time. The acceptance of a resignation shall not be necessary to make it effective unless such resignation specifies otherwise.
SECTION 3.04. REMOVAL. Except as otherwise provided in the Certificate of Incorporation, any director or the entire Board of Directors may be removed either with or without cause at any time by the affirmative vote of at least seventy-five percent (75%) in voting power of the shares of the Corporation then entitled to vote for the election of directors, voting as a single class, at any annual or special meeting of the stockholders called for that purpose.
SECTION 3.05. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as provided in Section 3.04 of these Bylaws, as amended from time to time, vacancies occurring in any directorship and newly created directorships may be filled by a majority vote of the remaining directors then in office. Any director so chosen shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualified or until his earlier death, resignation or removal.

SECTION 3.06. MEETINGS. The newly elected directors shall hold their first meeting to organize the Corporation, elect officers and transact any other business that may properly come before the meeting. An annual organizational meeting of the Board of Directors shall be held immediately after each annual meeting of the stockholders, or at such time and place as may be noticed for the meeting.
Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by written or electronic transmission of consent of a resolution of the directors.
Special meetings of the Board of Directors shall be called by the Chief Executive Officer or by the Secretary on the written or electronic transmission of such request of any director with at least two days’ notice to each director and shall be held at such place as may be determined by the directors or as shall be stated in the notice of the meeting.
SECTION 3.07. QUORUM, VOTING AND ADJOURNMENT. A majority of the total number of directors or any committee thereof shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.
SECTION 3.08. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including but not limited to an audit committee, a compensation committee, and a nominating and corporate governance committee, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.
SECTION 3.09. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.
SECTION 3.10. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.
SECTION 3.11. REMOTE MEETING. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute the presence in person at such meeting.
ARTICLE IV
OFFICERS
SECTION 4.01. NUMBER. The officers of the Corporation shall include a Chief Executive Officer and a Secretary, both of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect a Chairman of the Board of Directors, a President, one or more Vice Presidents, including an Executive Vice President, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors.  Any number of offices may be held by the same person.
SECTION 4.02. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.
SECTION 4.03. CHAIRMAN. The Chairman of the Board of Directors shall be a member of the Board of Directors and shall preside at all meetings of the Board of Directors and of the stockholders. In addition, the Chairman of the Board of Directors shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.
SECTION 4.04. CHIEF EXECUTIVE OFFICER; PRESIDENT.
(a)    The Chief Executive Officer shall exercise such duties as customarily pertain to the office of Chief Executive Officer, and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors. He shall perform such other duties as prescribed from time to time by the Board of Directors or these Bylaws.
In the absence, disability or refusal of the Chairman of the Board of Directors to act, or the vacancy of such office, the Lead Director, if any, or Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors. Except as the Board of Directors shall otherwise authorize, the Chief Executive Officer shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.
(b)    The President, if one is elected, shall have such powers and shall perform such duties as shall be assigned to him by the Chief Executive Officer or the Board of Directors.
In the absence, disability or refusal of the Chief Executive Officer to act, or the vacancy of such office, the President shall be vested with all the powers and shall perform all the duties of the Chief Executive Officer, unless or until the Board of Directors shall otherwise determine.
SECTION 4.05. VICE PRESIDENTS. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President, shall have such powers and shall perform such duties as shall be assigned to him by the Chief Executive Officer or the Board of Directors.
SECTION 4.06. TREASURER. The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. He shall render to the Chief Executive Officer and Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.
The Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him by the Board of Directors.
SECTION 4.07. SECRETARY. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board of Directors.
SECTION 4.08. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.
SECTION 4.09. CORPORATE FUNDS AND CHECKS. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, the President or the Treasurer or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.
SECTION 4.10. CONTRACTS AND OTHER DOCUMENTS. The Chief Executive Officer, the President or the Treasurer, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.
SECTION 4.11. COMPENSATION. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors (or committee thereof) (subject to any employment agreements that may then be in effect between the Corporation and the relevant officer). None of such officers shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary, in any other capacity and receiving such compensation by reason of the fact that he is also a director of the Corporation.
SECTION 4.12. OWNERSHIP OF STOCK OF ANOTHER CORPORATION. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President or the Treasurer, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.
SECTION 4.13. DELEGATION OF DUTIES. In the absence, disability or refusal of any officer to exercise and perform his duties, the Board of Directors may delegate to another officer such powers or duties.
SECTION 4.14. RESIGNATION AND REMOVAL. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3.03 of these Bylaws.

SECTION 4.15. VACANCIES. The Board of Directors shall have power to fill vacancies occurring in any office.
ARTICLE V
STOCK
SECTION 5.01. CERTIFICATES OF STOCK. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the Delaware General Corporation Law. Upon written request to the Corporation, transfer agent or registrar of the Corporation, any holder of stock in the Corporation is entitled to have a certificate in such form as may from time to time be prescribed by the Board of Directors signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of shares of stock in the Corporation owned by him. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of stock of any class, and may require any stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.
SECTION 5.02. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, the issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented or transfer instructions are given with respect to uncertificated shares, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation.
SECTION 5.03. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Board of Directors may, in their discretion, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.
SECTION 5.04. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Delaware General Corporation Law § 219 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
SECTION 5.05. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may at any regular or special meeting, declare dividends upon the stock of the Corporation either (a) out of its surplus, as defined in and computed in accordance with Delaware General Corporation Law § 154 and § 244 or (b) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

SECTION 5.06. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. To determine the stockholders of record entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination; provided that the record date for determining stockholders entitled to notice of a meeting shall not precede the date upon which the Board of Directors adopts the resolution fixing the record date and provided further that the record date shall be: (a) in the case of determination of stockholders entitled to receive notice of or, unless otherwise determined by the Board of Directors, to vote at any meeting of stockholders or adjournment thereof, not more than sixty (60) nor less than ten (10) days before the date of such meeting; provided that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or (b) in the case of any other action, not more than sixty (60) days prior to such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may choose to fix a new record date for the adjourned meeting.
SECTION 5.07. REGISTERED STOCKHOLDERS. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares or the giving of transfer instructions with respect to uncertificated shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.
ARTICLE VI
NOTICE AND WAIVER OF NOTICE
SECTION 6.01. NOTICE. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in § 232 of the Delaware General Corporation Law.
SECTION 6.02. WAIVER OF NOTICE. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.
ARTICLE VII
INDEMNIFICATION
SECTION 7.01. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payments of expenses pursuant hereto is sought or at any time any proceeding relating thereto exists or is brought), a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee, or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, (i) except as provided in Section 7.03 of these Bylaws with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement.
SECTION 7.02. RIGHT TO ADVANCEMENT OF EXPENSES. In addition to the right to indemnification conferred in Section 7.01 of these Bylaws, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 7.02 or otherwise.
SECTION 7.03. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 7.01 or 7.02 of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that identification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.
SECTION 7.04. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any indemnification to be provided under Section 7.01 or 7.02 of these Bylaws (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification is proper under the circumstances because such person has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the Board of Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.
SECTION 7.05. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article VII (a) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation as amended from time to time, Bylaws as amended from time to time, agreement, vote of stockholders or disinterested directors or otherwise and (b) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.
SECTION 7.06. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
SECTION 7.07. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
SECTION 7.08. NATURE OF RIGHTS. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or it successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.
ARTICLE VIII
MISCELLANEOUS
SECTION 8.01. AMENDMENTS. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws.
SECTION 8.02. ELECTRONIC TRANSMISSION. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
SECTION 8.03. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
SECTION 8.04. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year, or such other twelve consecutive months as the Board of Directors may designate.
SECTION 8.05. SECTION HEADINGS. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

SECTION 8.06. INCONSISTENT PROVISIONS. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE IX
FORUM FOR ADJUDICATION OF DISPUTES
SECTION 9.01. EXCLUSIVE FORUM. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation (as amended from time to time) and these Bylaws (as amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants.